Exhibit 99.5

August 18, 2006

Quantum Corporation

1650 Technology Drive

Suite 800

San Jose, California 95110

Attention:      Edward Hayes, Jr.,

                      Executive Vice President and

                      Chief Financial Officer

Side Letter

Quantum Corporation Senior Secured Credit Facilities

Ladies and Gentlemen:

This letter (this “Side Letter”) is delivered to you in connection with the Commitment Letter (the “Commitment Letter”) and Fee Letter (the “Fee Letter”), each dated April 27, 2006, between you and KeyBank National Association (“KeyBank”), regarding senior secured credit facilities of the Borrower for the purpose of financing in part the Acquisition. The credit facilities to be arranged and provided by KeyBank shall be senior secured credit facilities in an aggregate principal amount of up $500,000,000 (the “Credit Facilities”) (as more particularly described in the credit agreements being negotiated with the Borrower), such Credit Facilities being comprised of senior secured (a) first lien credit facilities (the “First Lien Facilities”) in an aggregate principal amount of up to $375,000,000, consisting of a revolving credit facility of up to $150,000,000 (the “Revolving Facility”), of which no more than $95 million shall be drawn on the closing date of the Credit Facilities (the “Closing Date”) and (ii) a term loan facility of up to $225,000,000 (the “Term Loan B Facility”), and (b) a second lien term loan facility of up to $125,000,000 (the “Term Loan C Facility”). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter.

Notwithstanding the terms of the Commitment Letter and/or Fee Letter, each of you and KeyBank hereby agree as follows:

1.	KeyBank agrees that it will not make changes to the pricing of the Credit Facilities that would increase the weighted average interest rate per annum of the (i) Revolving Facility by more than 1.00%, (ii) Term Loan B Facility by more than 0.50% or (iii) Term Loan C Facility by more than 2.00%.

2.	KeyBank shall be entitled to issue any portion of the Term Loan B Facility and the Term Loan C Facility with up to 0.50% of original issue discount (such original issue discount, the “Term Loan OID”).

This Side Letter (a) shall be governed by and construed in accordance with the internal laws of the State of California, (b) together with the Commitment Letter and the Fee Letter constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersedes any previous agreement, written or oral, between the parties with respect to the subject matter hereof and thereof, (c) shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, but shall not be assigned in whole or in part by the Borrower without the prior written consent of KeyBank, (d) may not be amended, assigned or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto, (e) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits on, or create any rights in favor of, any other person or entity and (f) may be executed and delivered (i) in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement and (ii) by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. Each party hereto irrevocably waives all right to trial by jury in any action or proceeding arising out of or relating to this Side Letter or the transactions contemplated hereby.

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If you are in agreement with the foregoing, please sign this Side Letter and return it to KeyBank.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Amy Carlson
Name: Amy Carlson
Title:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

QUANTUM CORPORATION

By:	/s/ Richard E. Belluzzo
Name: Richard E. Belluzzo
Title: Chairman & CEO